EXHIBIT 99.2

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of EnergyQuest Resources, L.P.:

In our opinion, the accompanying balance sheets and related statements of operations and comprehensive income, cash flows and changes in owners’ equity present fairly, in all material respects, the financial position of Kansas Processing EQR, LLC at December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of EnergyQuest Resources, L.P. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the financial statements, Kansas Processing EQR, LLC has significant transactions and relationships with affiliated entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Furthermore, as described in Notes 1 and 3, the financial statements include various cost allocations and management estimates based on assumptions that management believes are reasonable under the circumstances. These allocations and estimates, however, are not necessarily indicative of the costs and expenses, assets or liabilities that would have resulted had Kansas Processing EQR, LLC been operated as a separate entity.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

July 3, 2007

i

KANSAS PROCESSING EQR, LLC

Statements of Operations

	For the year ended December 31, 2006	For the year ended December 31, 2005	For the three months ended March 31, 2007	For the three months ended March 31, 2006
			Unaudited	Unaudited
	(In 000’s)
Revenues
Oil and gas sales	$1,059	$715	$268	$295
Intercompany sales	1,625	1,338	407	440

Total revenues	2,684	2,053	675	735

Expenses
Operating expenses
Operating expenses	1,238	922	323	244
Depreciation expense	544	368	130	136

Total operating expenses	1,782	1,290	453	380

Net income	$902	$763	$222	$355

See accompanying notes to financial statements.

KANSAS PROCESSING EQR, LLC

Balance Sheets

	December 31, 2006	December 31, 2005	March 31, 2007 (See Note 3)
			Unaudited
	(In 000’s)
Assets
Current assets
Cash and cash equivalents	$288	$258	$114
Accounts receivable	1,773	2,507	693
Intercompany receivable	2,400	3,000	2,400

Total current assets	4,461	5,765	3,207
Property, plant and equipment
Pipeline, properties, equipment and facilities	11,538	10,391	11,623
Less accumulated depreciation	(929)	(384)	(1,059)

Net property, plant and equipment	10,609	10,007	10,564

Total assets	$15,070	$15,772	$13,771

Liabilities and Owners’ Equity
Liabilities
Current liabilities
Accounts payable	$1,546	$1,159	$805
Intercompany payable	5,306	7,297	4,526

Total liabilities	6,852	8,456	5,331

Commitments and contingencies (Note 4)

Owners’ equity	8,218	7,316	8,440

Total liabilities and owners’ equity	$15,070	$15,772	$13,771

See accompanying notes to financial statements.

KANSAS PROCESSING EQR, LLC

Statements of Cash Flows

	For the year ended December 31, 2006	For the year ended December 31, 2005	For the three months ended March 31, 2007	For the three months ended March 31, 2006
			Unaudited	Unaudited
	(In 000’s)
Cash flows from operating activities:
Net income	$902	$763	$222	$355
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation expense	544	368	130	136
Changes in Assets and Liabilities:
(Increase) decrease in accounts receivable	735	(2,223)	1,080	1,584
(Increase) decrease in intercompany receivable	600	(3,000)	—	—
Increase (decrease) in accounts payable	387	1,115	(741)	(295)
Increase (decrease) in intercompany payable	(1,991)	7,056	(780)	(1,203)

Net cash provided by (used in) operating activities	1,177	4,079	(89)	577

Cash flows from investing activities:
Acquisition of property and equipment	(600)	(3,717)	—	—
Capital expenditures	(547)	(211)	(85)	(57)

Net cash used in investing activities	(1,147)	(3,928)	(85)	(57)

Cash flows from financing activities:
Equity contribution	—	—	—	—

Net cash provided by financing activities	—	—	—	—

Net (decrease) increase in cash	30	151	(174)	520
Cash and cash equivalents, beginning of period	258	107	288	258

Cash and cash equivalents, end of period	$288	$258	$114	$778

Non-Cash Items:
Contribution from Parent to fund acquisition	$—	$2,698	$—	$—
Non-cash acquisition of property and equipment	—	$(2,698)	—	—

See accompanying notes to financial statements.

KANSAS PROCESSING EQR, LLC

Statements of Changes in Owners’ Equity

Total Owners’ Equity
(In 000’s)
Balance, January 1, 2005	$3,855
Contributions from owner	2,698
Net income	763

Balance, December 31, 2005	7,316
Net income	902

Balance, December 31, 2006	8,218
Net income	222

Balance, March 31, 2007	$8,440

See accompanying notes to financial statements.

KANSAS PROCESSING EQR, LLC

NOTES TO FINANCIAL STATEMENTS

INTERIM INFORMATION AS OF MARCH 31, 2007 AND FOR THE THREE MONTH PERIODS

ENDED MARCH 31, 2007 AND 2006 IS UNAUDITED

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The accompanying financial statements are presented in conformity with generally accepted accounting principles in the United States of America. These financial statements have been prepared from the historical accounting records of EnergyQuest Resources LP (a Delaware limited liability partnership) (the “Partnership”) and are presented on a carve-out basis to include historical operations applicable to Kansas Processing EQR, LLC (a Delaware limited liability company) (“KPC”).

The Partnership was formed on July 1, 2004 to engage in natural gas and oil exploration and production. The Partnership owns KPC, which was formed on November 16, 2004 to acquire natural gas and oil properties and a natural gas processing and gathering system. KPC owns and operates a natural gas processing and gathering system.

In April 2007, Constellation Energy Partners LLC (“CEP”) entered into a definitive agreement with the Partnership to acquire assets from the Partnership including KPC’s natural gas processing and gathering system and other natural gas and oil working interests for $115 million, subject to normal purchase price adjustments. The accompanying combined financial statements do not give effect to the acquisition of KPC by CEP.

The financial statements include all revenues and costs directly attributable to KPC as well as allocations of expenses as determined by management.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ significantly from these estimates.

All of the allocations and estimates in the combined financial statements are based on assumptions that the Partnership’s management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if KPC had been operated as an independent entity. It is not practicable to estimate the costs and expenses that would have resulted on a stand-alone basis.

In addition, the Partnership provided cash management services to KPC through centralized treasury function. As a result, all charges and cost allocations for facilities, functions and services performed by the Partnership for KPC are deemed to have been paid by KPC to the Partnership, in cash, during the period in which the cost was recorded in the combined financial statements.

Unless the context requires otherwise, any reference to “Kansas Processing,” “we,” “our,” “us” or the “Company” means Kansas Processing EQR, LLC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Information

The accompanying unaudited balance sheet as of March 31, 2007 and the unaudited statements of operations, cash flows and statement of changes in owners’ equity for the three months ended March 31, 2007 and March 31, 2006, have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation have been included. The information disclosed in the notes to the financial statements for these periods is unaudited. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007 or any future period.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered cash equivalents.

Revenue Recognition

We recognize revenues as services are rendered at a fixed or determinable price, delivery has occurred, title has transferred and collectibility of the revenue is reasonably assured.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. We routinely assess the financial strength of our customers and bad debts are recorded based on an account-by-account review after all means of collection have been exhausted and the potential recovery is considered remote. We do not have any bad debt reserve or off-balance-sheet credit exposure related to our customers.

Property, Plant and Equipment

Property, plant and equipment consists primarily of natural gas gathering pipelines, a processing facility, vehicles and office equipment.

We report property, plant and equipment at its acquisition cost. We expense costs for maintenance and repairs in the period incurred. The cost of property, plant and equipment sold or retired and the related depreciation are removed from our balance sheet in the period of sale or disposition. We charge the original cost of property sold or retired to accumulated depreciation and amortization, net of salvage and cost of removal.

We compute depreciation using the double-declining method based on estimated economic lives. The economic lives range from 5 to 40 years. Depreciation estimates are based on various factors, including age (in the case of acquired assets), manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. When assets are put into service, we make estimates with respect to useful lives (and salvage values where appropriate) that we believe are reasonable. However, subsequent events could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization expense. A gain on the sale of property, plant and equipment is calculated as the difference between the cost of the asset disposed of, net of depreciation, and the sales proceeds received.

A gain on an asset disposal is recognized in income in the period that the sale is closed. A loss on the sale of property, plant and equipment is calculated as the difference between the cost of the asset disposed of, net of depreciation, and the sales proceeds received or the market value if the asset is being held for sale. A loss is recognized when the asset is sold or when the net cost of an asset held for sale is greater than the market value of the asset.

We evaluate the impairment of our long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less the cost to sell. We review for the impairment of long-lived assets whenever events or changes in circumstances indicate that our carrying amount of an asset may not be recoverable. We would recognize an impairment loss when estimated future cash flows expected to result from our use of the asset and its eventual disposition is less than its carrying amounts.

Income Taxes

We are not a taxable entity for federal income tax purposes. As such, we do not directly pay federal income tax. Our taxable income or loss, which may vary substantially from the net income or net loss we report in our consolidated statement of income, is includable in the federal income tax returns of each partner. The aggregate difference in the bases of our net assets for financial and tax reporting purposes cannot be readily determined as we do not have access to information about each partner’s tax attributes in us.

3. RELATED PARTY TRANSACTIONS

The Company has entered into transactions with the Partnership and its subsidiaries. All transactions were entered into in the ordinary course of business. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

The Company performs natural gas gathering and processing services for the Partnership and its subsidiaries. The Company recorded intercompany revenues of approximately $1.6 million, $1.3 million, $0.4 million and $0.4 million for the twelve month periods ended December 31, 2006 and 2005 and for the three month periods ended March 31, 2007 and 2006, respectively. The Company had an intercompany receivable from the Partnership and its subsidiaries of $2.4 million, $2.4 million and $3.0 million as of March 31, 2007, December 31, 2006 and December 31, 2005, respectively. This intercompany receivable balance is included in current assets in the accompanying balance sheets.

The Partnership provides cash management services to the Company through a centralized treasury function. As a result, all charges and cost allocations for facilities, functions and services are paid for on the Company’s behalf by the Partnership. These direct charges and cost allocations are then passed onto the Company by the Partnership and an intercompany payable to the Partnership is established. The costs of services were directly charged to or allocated between the Partnership and the Company using methods which the Partnership’s management considered reasonable. Allocation methods include proportionate allocation on the basis of assets, usage, revenues and employees. Such charges are not necessarily indicative of amounts that would have been incurred had the Company operated as a separate entity. The Company had an intercompany payable to the Partnership and its subsidiaries of $4.5 million, $5.3 million and $7.3 million as of March 31, 2007, December 31, 2006 and December 31, 2005, respectively. This intercompany payable balance is included in current liabilities in the accompanying balance sheets.

Capital Contribution

During 2005, EnergyQuest Resources, L.P. made a capital contribution to KPC in the amount of $2.7 million. This capital contribution was made in the form of converting the $2.7 million balance of our long-term related party note payable into equity. The balance of the related party note payable resulted principally from asset acquisitions which were funded on our behalf by EnergyQuest Resources, L.P.

4. COMMITMENTS AND CONTINGENCIES

In the course of our normal business affairs, we are subject to possible loss contingencies arising from federal, state and local environmental, health, and safety laws and regulations and third-party litigation. As of March 31, 2007, March 31, 2006, December 31, 2006 and December 31, 2005, there are no matters which, in the opinion of management, will have a material adverse effect on our financial position, results of operations or cash flows.